Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-274541 on Form S-1 of our report dated February 27, 2024 relating to the financial statements of TKO Group Holdings, Inc., appearing in the Annual Report on Form 10-K of TKO Group Holdings, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 12, 2024